Exhibit 10.42

CLEVER LEAVES HOLDINGS INC.
2020 EARNOUT AWARD PLAN

RESTRICTED SHARE UNIT AWARD GRANT NOTICE AND RESTRICTED SHARE UNIT AGREEMENT

Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), pursuant to its 2020 Earnout Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Share Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Restricted Share Unit Grant Notice (the “Grant Notice”), the Restricted Share Unit Agreement attached hereto as Exhibit A (the “Agreement”), the special provisions for the Participant’s country of residence if such Participant resides or provides services outside the United States, if applicable, attached hereto as Exhibit B (the “Foreign Appendix”), and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:	_______________________
Grant Date:	_______________________
Number of RSUs:	_______________________
Vesting Schedule:	See Exhibit C

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Foreign Appendix, if applicable, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Foreign Appendix, if applicable, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, the Foreign Appendix, if applicable, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

CLEVER LEAVES HOLDINGS INC.		PARTICIPANT

By:		By:
Name:	[__________________]	Name:
Title:	[__________________]

EXHIBIT A

TO RESTRICTED SHARE UNIT AWARD GRANT NOTICE

RESTRICTED SHARE UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.
GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and join ventures) directly or indirectly controlled by the Company.

(b) “Company Group” shall mean the Company and its Subsidiaries and Affiliates.

(c) “Company Group Member” shall mean each member of the Company Group.

Section 1.2 Incorporation of Terms of Plan. The RSUs and the Shares issued to Participant hereunder are subject to the terms and conditions set forth in this Agreement, the Foreign Appendix, if applicable, and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. In the event of any inconsistency between the Plan and/or this Agreement with the Foreign Appendix, the terms of the Foreign Appendix shall control.

ARTICLE II.
AWARD OF RESTRICTED SHARE UNITS

Section 2.1 Award of RSUs. In consideration of Participant’s past and/or continued employment with or service to a Company Group Member and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 11.2 of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2 Vesting of RSUs.

(a) Subject to Participant’s continued employment with or service to a Company Group Member on each applicable vesting date and subject to the terms of this Agreement, including, without limitation, Section 2.2(d), the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.

(b) In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire.

Section 2.3

(a) Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, no later than March 15th of the calendar year following the year in which such vesting occurred (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b) All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 2.5, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Company Group Member with respect to which the applicable withholding obligation arises.

Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Company Group has the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local, provincial and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company Group Member with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with the consent of the Administrator, by requesting that the Company withhold a net number of Shares subject to the Award having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local, provincial and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local, provincial and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the Shares for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the Award, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local, provincial and foreign taxes applicable with respect to the taxable income of Participant resulting from the grant of the Award or the issuance or vesting of RSUs hereunder or any other taxable event with respect to the RSUs.

(c) In the event any tax withholding obligation arising in connection with the Award will be satisfied under Section 2.5(a)(v) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares that are subject to the Award as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable.

(d) In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.5(a)(v) or Section 2.5(c): (i) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (v) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises, an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.

(e) Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes owed in connection with the Award, regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the Award. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the Award or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

(f) For purposes of this Section 2.5, (i) “Applicable Law” shall include without limitation, all applicable securities, corporate, tax and other laws, rules, regulations, instruments, notices, blanket orders, decision documents, statements, circulars, procedures and policies, and (ii) “withholding taxes” shall include any and all taxes and other source deductions, including but not limited to contributions under the Canada Pension Plan, Quebec Pension Plan and premiums under the Employment Insurance Act, as applicable, or other amounts which the Company Group Member is required by Applicable Law to withhold from any amounts paid or credited to a Participant under the Plan.

Section 2.6 Rights as Shareholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III.

RESTRICTIVE COVENANTS

3.1 Non-Solicitation. During the Restricted Period (as defined below), Participant will not, directly or indirectly, in any manner, other than for the benefit of the Company Group, take any of the following actions in the Territory (as defined below) (a) call upon, Solicit, divert or take away any of the Business Associates (as defined below), or request or cause any of the above to cancel or terminate any part of their relationship with the Company Group or refuse to enter into any business relationship with the Company Group, or (b) Solicit, entice or attempt to persuade any other employee, agent or consultant of the Company Group to leave the services of the Company Group for any reason or take any other action that may cause any such individual to terminate his or her employment with, or otherwise cease his or her relationship with, the Company Group, or assist in such hiring or engagement by another person or business entity.

3.2 Non-Competition. During the Restricted Period, Participant will not, directly or indirectly, in any manner, other than for the benefit of the Company Group, take any of the following actions in the Territory: own, operate, manage, control, engage in, participate in, invest in, permit Participant’s name to be used by, as a consultant or advisor to, render services for (alone or in associate with any other person or entity), or otherwise assist (x) any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that is a Competitive Business or (y) any Business Associate (other than an Investor) in connection with a Competitive Business; provided, however, that the foregoing shall not prevent or limit Participant’s right to manage personal investments on Participant’s own personal time, including, without limitation the right to make passive investments in the securities of any publicly held entity so long as Participant’s aggregate direct and indirect interest does not exceed two percent (2%) of the issued and outstanding securities of any class of securities (notwithstanding the foregoing, after the Participant’s Termination of Service, Participant’s aggregate direct and indirect interest in such classes of securities may exceed two percent (2%) but shall not exceed five percent (5%) of such issued and outstanding securities of any class).

3.3 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Business Associate” means any person (other than a member of Participant’s immediate family), firm, corporation or other organization (i) that has made an investment in the Company Group, whether through the purchase or acquisition of stock or indebtedness of the Company (an “Investor”), (ii) to which the Company Group provides any products or performs any services (a “Customer”), (iii) in which the Company Group has made an investment of capital (a “Portfolio Investment”), (iv) that provides supplies or services to the Company Group (a “Supplier”), or (v) with which the Company Group has had any negotiations or discussions regarding the possibility of establishing a business relationship to become an Investor, Customer or a Portfolio Investment during the twelve (12) month period preceding Participant’s Termination of Service.

(b) “Competitive Business” means an extractor, cultivator, distributor, retailer or marketer in the botanical cannabinoid industries, or any business that otherwise competes with the business of the Company Group.

(c) “Restricted Period” means the period of time during which Participant provides services to the Company and a period of twelve (12) months immediately following Participant’s Termination of Service, except that the Restricted Period shall be extended by the period of time that Participant is in violation of any of this Article III.

(d) “Solicit” means any direct or indirect communication of any kind (regardless of who has initiated such communication), inviting, advising, encouraging or requesting any individual, person, firm, corporation or other organization, in any manner, to refrain from investing in, providing goods or services to, or purchasing goods or services from, or otherwise engaging in business with the Company Group.

(e) “Territory” means the countries of Australia, Brazil, Canada, Colombia, Portugal, the United States, Germany and any other country in which the Company Group conducts, or plans to conduct, business.

3.4 Remedies Upon Breach. Participant understands that the restrictions contained in this Article III are necessary for the protection of the business and goodwill of the Company Group and Participant considers them to be reasonable for such purpose. Any breach of this Article III is likely to cause the Company Group substantial and irrevocable damage and therefore, in the event of such breach, the Company Group, in addition to such other remedies which may be available, will be entitled to specific performance and injunctive relief without the necessity of proving actual damages. If any one or more of the provisions contained in this Article III shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

3.5 Survival and Assignment. Participant understands that Participant’s obligations under this Article III will continue in accordance with its express terms regardless of any changes in the terms and conditions of Participant’s services to the Company Group. Participant further understands that Participant’s obligations under this Article III will continue following Participant’s Termination of Service regardless of the manner of such termination and will be binding upon Participant’s heirs, executors and administrators. The Company Group will have the right to assign the provisions of this Article III to its Affiliates, successors and assigns. Participant expressly consents to be bound by the provisions of this Article III for the benefit of the Company Group.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 4.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.

Section 4.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 11.2 of the Plan.

Section 4.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.

Section 4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.6 Governing Law. The laws of the Province of British Columbia and the federal laws of Canada applicable therein shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice, this Agreement, and the Foreign Appendix, if applicable, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice, this Agreement, and the Foreign Appendix, if applicable, shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 4.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

Section 4.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 4.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 4.11 Not a Contract of Employment. Nothing in this Agreement, the Foreign Appendix, if applicable, or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of any Company Group Member, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Company Group Member and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 4.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 4.13 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 4.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 4.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

Section 4.16 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 4.17 Special Provisions for Restricted Share Units Granted to Participants Outside the United States. If the Participant performs services for the Company outside of the United States, this Agreement shall be subject to the special provisions, if any, for the Participant’s country of residence, as set forth in the Foreign Appendix.

(a) If the Participant relocates to one of the countries included in the Foreign Appendix during the life of this Agreement, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable foreign and local law or facilitate the administration of the Plan.

(b) The Company reserves the right to impose other requirements on this Agreement, the RSUs and the Shares issued upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with applicable foreign or local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 4.18 Lockup.

(a) For purposes of this Section 4.18: (i) “Immediate Family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin; (ii) “Lockup Period” means the period commencing on the effective date of the registration statement on Form S-4 relating to the Transactions (as defined in the Business Combination Agreement, by and among the Company, Schultze Special Purpose Acquisition Corp. and other parties thereto (the “BCA”)) and ending on the earlier of (A) the date that is one (1) year following the Closing Date (as defined in the BCA) and (B) the date on which the closing price of the Shares on Nasdaq as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any consecutive 30-trading day period commencing after the 180th day after the Closing Date; (iii) “Subject Securities” means any Subject Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Subject Common Shares owned, directly or indirectly, by the Participant, or under control or direction of the Participant or with respect to which the Participant has beneficial ownership; and (iv) “Subject Common Shares” means common shares of the Company or Clever Leaves International Inc., a corporation organized under the laws of British Columbia, Canada, owned, directly or indirectly, by the Participant, or under control or direction of the Participant or with respect to which the Participant has beneficial ownership.

(b) The Participant hereby acknowledges, covenants and agrees that, without the prior written consent of the Company, the Participant will not, during the Lockup Period: (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Subject Securities or (ii) enter into, or allow to exist, any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Subject Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Common Shares or other securities of the Company, in cash, or otherwise. The Participant further agrees to execute such agreements as may be reasonably requested by the Company in connection with the Transactions that are consistent with this Section 4.18 or that are necessary to give further effect thereto.

(c) The foregoing provisions of Section 4.18(b) shall not apply to the following:

(i)       transactions relating to Shares acquired by the Participant in open market transactions, provided that it shall be a condition to the transfer that no filing under Section 16(a) of the Exchange Act, reporting such transfer of the Shares, shall be required or shall be voluntarily made during the Lockup Period;

(ii)       transfers of Shares as a bona fide gift, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(iii)       transfers of Shares to any trust or other entity formed for estate planning purposes for the direct or indirect benefit of the Participant or the Immediate Family of the Participant, provided that (A) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(iv)       transfers of Shares by will or intestate succession, provided that (A) the transferee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(v)       transfers of Shares pursuant to a qualified domestic order or in connection with a divorce settlement, provided the transferee agrees to be bound in writing by the restrictions set forth herein;

(vi)       transfers of Shares to another person that controls, is controlled by or is under common control or management with the Participant, if applicable, provided that (A) the transferee or distributee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(vii)       pledges of Shares as security or collateral in connection with any borrowing or the incurrence of any indebtedness of the Participant, provided that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers, provided further that the Shares pledged remain subject to this Section 4.18; or

(viii)       transactions relating to Shares as contemplated by Section 2.5(a)(iii) or Section 2.5(a)(iv).

* * * * *

EXHIBIT B

TO RESTRICTED SHARE UNIT AWARD AGREEMENT

SPECIAL PROVISIONS FOR RESTRICTED SHARE UNITS

GRANTED TO PARTICIPANTS OUTSIDE THE U.S.

This Exhibit B includes additional terms applicable to Participants who reside or provide services to a Company Group Member in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement to which this Exhibit B is attached and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

This Foreign Appendix also includes information relating to exchange control and other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of September 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant does not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs are settled or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of the Participant, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Participant.

CANADA

The following provision shall be added as Section 2.7 of the Agreement:

Section 2.7 Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, the Participant acknowledges that, except as specifically required in order to comply with the minimum statutory requirements of applicable employment standards legislation:

(a) for employment law purposes, RSUs and Shares issued upon vesting thereof are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company or to the Participant’s employer, and the grant of RSUs is outside the scope of the Participant’s employment contract, if any;

(b) neither the grant of RSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon the Participant any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Company Group Member;

(c) in consideration of the grant of RSUs hereunder, no claim or entitlement to compensation or damages arises from termination of RSUs, and no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment by the Company or any Company Group Member (for any reason whatsoever) and the Participant irrevocably releases the Company and the Participant’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim at common law; and

(d) in the event of termination of the Participant’s employment the Participant’s rights to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and shall not include any period of reasonable notice at common law; and

(e) the Administrator has reserved the right to terminate the Plan.

The following provision shall be added to Section 4.7 of the Agreement:

Participants residing in Canada, or providing services to a Company Group Member in Canada, acknowledge that grants of RSUs are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Shares to be distributed thereunder under any applicable securities laws and that any Shares issued under the Plan or an award may contain required restrictive legends.

COLOMBIA

The following provision shall be added as Section 2.7 of the Agreement:

2.7 Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, the Participant acknowledges that, except as specifically required in order to comply with the minimum statutory requirements of applicable employment standards legislation:

(a) for employment law purposes, particularly for purposes of calculating contributions, payroll taxes, accruals, legal and extra-legal benefits, premiums and aids, under any other plan or program that is maintained or funded by the Company or any Company Group Member, any and all compensations or benefits, in money or in kind, that the Participant directly or indirectly earns or is deemed to be earned under this Plan, including the RSUs and Shares issued upon settlement thereof are an extraordinary item that do not constitute salary of any kind for services of any kind rendered to the Company or to the Participant’s employer; and

(b) neither the grant of RSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon the Participant any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Company Group Member.

GERMANY

1.	Definition of Employee. The definition of Employee shall, for the avoidance of doubt, include the legal representatives of the German group members.

2.	Taxes. For the avoidance of doubt, taxes always include German social security contributions, and in this regard, Participant’s portion.

3.	Securities Law. This offer does not require a securities prospectus (Wertpapierprospekt) to be submitted for approval to the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht or BaFin).

4.	Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Central Bank (Deutsche Bundesbank). If Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for Participant. In addition, Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, Participant must report on an annual basis if Participant holds Shares that exceed 10% of the total voting capital of the Company.

5.	Consent to Personal Data Processing and Transfer. By acceptance of this RSU, the Participant acknowledges and consents to the collection, use, processing, recording, organization, structuring, storage, adaption or alteration, retrieval, disclosure and transfer of personal data as described below and in accordance with the Company privacy policy. The Company Group Members hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company Group Members will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Group Members may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Participant separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within. The Participant hereby authorizes the Company Group Members to collect, use, process, record, organize, structure, store, adapt or alter, retrieve, disclose and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing or by e-mail by contacting the Company through Participant’s local human resources representative. However, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this RSU. Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

PORTUGAL

1.	Taxes. For avoidance of doubt, there will be no social security contributions liability for the employer on the grant of an RSU, when an RSU vests, on the settlement of an RSU or on the sale of Shares.

2.	Securities Law. This offer does not require a securities prospectus to be submitted for approval to the Portuguese Securities Market Commission (CMVM) or registration as a public share offer provided the number of eligible Participants in Portugal is below 150.

3.	Consent to Personal Data Processing and Transfer.

a)	By acceptance of this RSU, the Participant acknowledges and consents to the collection, use, processing, recording, organization, structuring, storage, adaption or alteration, retrieval, disclosure and transfer of personal data as described below and in accordance with the Company Group’s privacy policy. The Company Group Members hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).

b)	Before processing the Participant’s data for the purpose of management of an equity incentive plan, the employer will need to issue and send a notification to the Portuguese Data Protection Agency (“CNPD”). In consequence, notification of this data processing to CNPD might be advisable.

c)	The Company Group Members will transfer Data to any third parties assisting the Company Group in the implementation, administration and management of the Plan. The Company Group Members may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Participant separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within. The Participant hereby authorizes the Company Group Members to collect, use, process, record, organize, structure, store, adapt or alter, retrieve, disclose and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing or by e-mail contacting the Company through Participant’s local human resources representative. However, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by the RSUs. Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

d)	When the transfer of data is made to a non-EU country, CNPD’s authorisation is required, unless it is a country listed by EU as guaranteeing an adequate level of protection. Since data will be transferred to the US, in judgment “Schrems II” of July 16, 2020 (in case C-311/18), the ECJ declared the Commission’s Implementing Decision (EU) 2016/1250 of July 12, 2016 in accordance with Directive 95/46 / EC of the European Parliament and the Council on the adequacy of the EU-US data protection shield (Privacy Shield) invalid with immediate effect, so that data transmissions to the USA cannot therefore be based on the Privacy Shield and require other guarantees, according to Art. 44 et seq. GDPR, to create an appropriate level of data protection.

EXHIBIT C

TO RESTRICTED SHARE UNIT GRANT NOTICE

VESTING SCHEDULE

[Insert vesting schedule]